Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 of VSE Corporation (No. 333-281222 and No. 333-273085) and Form S-8 (No. 333-271707, No. 333-270469, No. 333-257247, No. 333-195803, No. 333-195802, No. 333-134285 and No. 333-287232) of our report dated April 23, 2026, relating to the consolidated financial statements of PAG Holding Corp. and Subsidiaries, included in this Current Report on Form 8-K of VSE Corporation.

/s/ Baker Tilly US, LLP

Peachtree Corners, GA

May 6, 2026